UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2007

Activant Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-49389	94-2160013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7683 Southfront Road
Livermore, California 94551
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (925) 449-0606

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 2, 2007, the Boards of Directors of Activant Solutions Inc. (the “Company”) and Activant Group Inc., the parent corporation of the Company (“Activant Group”), elected Mr. Brad Henske to serve as a director of the Company and Activant Group and Chairman of the Board of the Company and Activant Group, in each case, effective immediately. Mr. Henske was appointed pursuant to the Stockholders Agreement, dated May 2, 2006, among the Company, Activant Group and certain stockholders of Activant Group, as a designee of entities affiliated with Hellman & Friedman LLC.
     Pursuant to the Stockholders Agreement, until an initial public offering of the shares of Activant Group’s common stock, the parties that beneficially own shares of Activant Group common stock are required to vote those shares to elect a board of directors of Activant Group and the Company comprised of the following persons: the chief executive officer of Activant Group, up to two board members designated by entities affiliated with Thoma Cressey Bravo Equity Partners, one board member designated by entities affiliated with JMI Equity, and the remaining board members designated by entities affiliated with Hellman & Friedman LLC. A copy of the Stockholders Agreement has been previously filed by the Company as Exhibit 10.7 to the Company’s registration statement on Form S-4 filed with the Securities and Exchange Commission on October 19, 2006.
     Mr. Henske, age 46, has served as a Managing Director of Hellman & Friedman LLC since July 2007. From May 2005 until July 2007, he served as Senior Vice President and General Manager of the Consumer Tax Group of Intuit Inc. He was Intuit’s Chief Financial Officer from January 2003 to September 2005. Prior to joining Intuit, he served as Senior Vice President and Chief Financial Officer of Synopsys, Inc., a supplier of electronic design automation software, from May 2000 until January 2003. From January 1997 to May 2000, Mr. Henske was at Oak Hill Capital Management, a Robert M. Bass Group private equity investment firm, where he was a partner. Mr. Henske also serves on the board of directors of VeriFone, Inc. Mr. Henske holds a B.S. in Chemical Engineering from Rice University and an MBA in Finance and Strategic Management from The Wharton School, University of Pennsylvania.
     The appointment of Mr. Henske was announced in the press release furnished hereto as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
No.	Description
99.1	Press Release Announcing the Appointment of Mr. Brad Henske, dated November 8, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVANT SOLUTIONS INC.

	By: Name:	/S/ TIMOTHY F. TAICH Timothy F. Taich
	Title:	Vice President and General Counsel

Date: November 8, 2007